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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                              INTERIM SERVICES INC.

         FIRST: Interim Services Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

         1. The Restated Certificate of Incorporation of the Corporation as previously amended (the "Restated Certificate of Incorporation") is hereby amended by deleting the first paragraph and subparagraph (i) of ARTICLE FOURTH of the Restated Certificate of Incorporation in their present form and substituting therefor a new first paragraph and subparagraph (i) of ARTICLE FOURTH in the following form:

                        FOURTH: The aggregate number of shares of all classes of
                  stock that the Corporation shall have authority to issue is 202,500,000 divided into two classes as follows:

                            (i) 200,000,000 shares of a class designated Common
                        Stock, with a par value of $0.01 per share; and

         2. The remainder of the Restated Certificate of Incorporation of Interim Services Inc. is hereby ratified and remains in full force and effect.

         SECOND: The Amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such Amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such Amendment at a Special Meeting of the Stockholders, called and held upon notice in accordance with Section 222 of the DGCL, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Roy G. Krause, its Executive Vice President & CFO, and attested by John B. Smith, its Secretary this 6th day of July, 1999.

                              INTERIM SERVICES INC.



                              By:   /s/ Roy G. Krause
                                    ---------------------------------------
                                    Name:  Roy G. Krause
                                    Title: Executive Vice President & Chief
                                           Financial Officer

ATTEST:


By: /s/ John B. Smith
    ---------------------
      John B. Smith
      Secretary